                                                AMENDED AND RESTATED
                                         FOREIGN CUSTODY MANAGER AGREEMENT

         AGREEMENT  made as of April 3, 2001  between each  investment  company  identified  on Appendix A attached hereto (each  hereinafter  referred to as the "Fund")  individually  and severally,  and not jointly and severally, and The Bank of New York ("BNY").

                                                     WITNESSETH:

         WHEREAS,  the Fund  appointed BNY as foreign  custody  manager  under a certain  Foreign  Custody  Manager
Agreement dated October 9, 1997 (the "Prior Agreement");

         WHEREAS, the Fund and BNY desires to amend and restate the Prior Agreement;

         WHEREAS,  BNY desires to continue to serve as a Foreign  Custody  Manager and perform the duties set forth herein on the terms and conditions contained herein;

         NOW THEREFORE,  in consideration of the mutual promises hereinafter contained in this Agreement,  the Fund and BNY hereby agrees as follows:

                                                      ARTICLE I
                                                     DEFINITIONS

         Whenever used in this Agreement,  the following words and phrases,  unless the context otherwise requires, shall have the following meanings:

         1.       Capitalized  terms used in this Agreement and not otherwise  defined in this Agreement shall have the meanings given such terms in the Rule.

         2.       "Board" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

         3.       "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

         4.       "Monitoring  System"  shall  mean a system  established  by BNY to fulfill  the  Responsibilities specified in clauses 1(d) and (e) of Article III of this Agreement.

         5.       "Responsibilities"  shall  mean  the  responsibilities  delegated  to  BNY as a  Foreign  Custody
Manager  with  respect to each  Specified  Country and each  Eligible  Foreign  Custodian  selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

         6.       "Rule" shall mean Rule 17f-5 under the Investment  Company Act of 1940, as amended,  as such Rule became effective on June 12, 2000.

         7.       "Specified  Country"  shall mean each  country  listed on Schedule I attached  hereto (as amended from time to time) and each country,  other than the United States,  constituting the primary market for a security with  respect  to which  the Fund has  given  settlement  instructions  to The Bank of New York as  custodian  (the
"Custodian") under its Custody Agreement with the Fund.

                                                     ARTICLE II
                                          BNY AS A FOREIGN CUSTODY MANAGER

         1.       The Fund on behalf of its Board hereby  delegates to BNY with respect to each  Specified  Country the Responsibilities (the "Delegation").

         2.       BNY accepts the  Delegation and agrees in performing the  Responsibilities  as a Foreign  Custody
Manager to exercise  reasonable care,  prudence and diligence such as a bailee for hire having  responsibility  for the safekeeping of the Fund's assets would exercise.

         3.       BNY shall  provide  to the Fund (i) notice  promptly  after the  placement  of assets of the Fund with a particular  Eligible Foreign  Custodian  selected by BNY within a Specified  Country,  (ii) at such times as the Board deems reasonable and appropriate  based on the  circumstances of the Fund's foreign custody  arrangements
(but  not  less  often  than  quarterly)  written  reports  notifying  the  Board  of any  material  change  in the arrangements  (including any material change in any contract  governing such  arrangements)  with respect to assets of the Fund with any such Eligible Foreign  Custodian,  and (iii) not less often than annually a report summarizing the material custodial risks known to BNY which accompany such arrangements.

                                                     ARTICLE III
                                                  RESPONSIBILITIES

         1.       Subject to the provisions of this  Agreement,  BNY shall with respect to each  Specified  Country select an Eligible Foreign  Custodian.  In connection  therewith,  BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign  Custodian will be subject to reasonable  care, based on the standards  applicable to custodians  in the relevant  market in which such  Eligible  Foreign  Custodian  operates,  after  considering  all factors  relevant to the  safekeeping of such assets,  including,  without  limitation,  those contained in Section
(c)(1) of the Rule;  (b)  determine  that the  Fund's  foreign  custody  arrangements  with each  Eligible  Foreign
Custodian are governed by a written  contract with the Custodian which will provide  reasonable care for the Fund's assets based on the standards  specified in paragraph  (c)(1) of the Rule; (c) determine that each contract with an
Eligible  Foreign  Custodian shall include the provisions  specified in paragraph  (c)(2)(i)(A)  through (F) of the
Rule or,  alternatively,  in lieu of any or all of such (c)(2)(i)(A) through (F) provisions,  such other provisions as BNY  determines  will provide,  in their  entirety,  the same or a greater level of care and  protection for the
assets  of  the  Fund  as  such  specified   provisions;   (d)  monitor  pursuant  to  the  Monitoring  System  the
appropriateness  of maintaining the assets of the Fund with a particular  Eligible  Foreign  Custodian  pursuant to paragraph  (c)(1) of the Rule including any material  change in the contract  governing such  arrangement;  and (e)
promptly  advise the Fund whenever an  arrangement  (including any material  change in the contract  governing such arrangement)  described  in  preceding  clause (d) no longer meets the  requirements  of the Rule.  BNY, as Foreign
Custody Manger,  will make the  determination  that it is appropriate to maintain  assets in each Eligible  Foreign
Custodian and will exercise reasonable care in the process.

         2.       For  purposes  of clause (d) of  preceding  Section 1 of this  Article,  BNY's  determination  of appropriateness  shall not include,  nor be deemed to include,  any  evaluation  of Country Risks  associated  with investment in a particular  country.  For purposes  hereof,  "Country  Risks" shall mean systemic  risks of holding assets in a  particular  country  including,  but no limited  to, (a) an  Eligible  Foreign  Custodian's  use of an
Eligible  Securities  Depository as defined in Rule 17f-7 under the Investment Company Act of 1940 as amended;  (b)
such country's  financial  infrastructure,  (c) such country's  prevailing  custody and settlement  practices,  (d)
nationalization,  expropriation  or other  governmental  actions,  (e)  regulation  of the  banking  or  securities industry,  (f) currency  controls,  restrictions,  devaluations or  fluctuations,  and (g) market  conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                                     ARTICLE IV
                                                   REPRESENTATIONS

         1.       The Fund hereby  represents  that:  (a) this  Agreement  has been duly  authorized,  executed and delivered by the Fund,  constitutes a valid and legally  binding  obligation of the Fund  enforceable in accordance with its terms, and no statute,  regulation,  rule,  order,  judgment or contract binding on the Fund prohibits the
Fund's  execution or performance of this Agreement;  (b) this Agreement has been approved and ratified by the Board at a meeting  duly  called  and at which a quorum  was at all times  present;  and (c) the Board or its  investment advisor has  considered  the Country  Risks  associated  with  investment in each  Specified  Country and will have considered such risks prior to any settlement  instructions  being given to the Custodian with respect to any other
Specified Country.

         2.       BNY hereby  represents  that (a) BNY is duly  organized and existing  under the laws of the State of New York,  with full power to carry on its businesses as now conducted,  and to enter into this Agreement and to perform its  obligations  hereunder;  (b) this  Agreement  been duly  authorized,  executed  and  delivered by BNY, constitutes  a valid and legally  binding  obligation  of BNY  enforceable  in  accordance  with its terms,  and no statue,  regulation,  rule, order,  judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established and will maintain the Monitoring System.

                                                     ARTICLE V
                                                   CONCERNING BNY

         1.       BNY shall not be liable for any  costs,  expenses,  damages,  liabilities  or  claims,  including attorneys' and  accountants'  fees,  sustained or incurred by, or asserted  against,  the Fund except to the extent the same arises out of the failure of BNY to exercise  the care,  prudence and  diligence  required by Section 2 of
Article  II  hereof.  In no event  shall BNY be liable to the Fund,  the  Board,  or any third  party for  special, indirect or  consequential  damages,  or for lost  profits or loss of  business,  arising in  connection  with this
Agreement.  Anything  contained herein to the contrary  notwithstanding,  nothing  contained herein shall affect or alter the  duties  and  responsibilities  of BNY or the Fund under any other  agreement  between  BNY and the Fund, including without limitation, the Custody Agreement or any Securities Lending Agreement.

         2.       The Fund  agrees to  indemnify  BNY and holds it  harmless  from and  against  any and all costs, expenses,  damages,  liabilities or claims,  including  attorneys' and accountants' fees, sustained or incurred by, or asserted  against,  BNY by reason or as a result of any action or inaction,  or arising out of BNY's performance hereunder,  provided  that the Fund  shall not  indemnify  BNY to the  extent any such  costs,  expenses,  damages, liabilities  or claims  arises out of BNY's  failure to  exercise  the  reasonable  care,  prudence  and  diligence required by Section 2 of Article II hereof.

         3.       BNY shall only such duties as are  expressly  set forth  herein.  In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                                     ARTICLE VI
                                                    MISCELLANEOUS

         1.       Any notice or other  instrument in writing,  authorized or required by this Agreement to be given to BNY, shall be sufficiently  given if received by it at its offices at 100 Church Street,  10th floor,  New York,
New York 10286, or at such place as BNY may from time to time designate in writing.

         2.       Any notice or other  instrument in writing,  authorized or required by this Agreement to be given to the Fund shall be sufficiently  given if received by it at its offices at c/o  OppenheimerFunds,  Inc. Two World
Trade Center,  34th Floor, New York, New York  10048-0203,  Attention:  General Counsel,  or at such other place as
                                                            ----------
the Fund may from time to time designate in writing.

         3.       In case any  provision  in or  obligation  under  this  Agreement  shall be  invalid,  illegal or unenforceable in any jurisdiction,  the validity,  legality and  enforceability  of the remaining  provisions shall not in any way be  affected  thereby.  This  Agreement  may not be amended or  modified  in any manner  except by a written  agreement  executed by both parties.  This Agreement shall extend to and shall be binding upon the parties hereto,  and  their  respective  successors  and  assigns;  provided  however,  that  this  Agreement  shall not be assignable by either party without the written consent of the other.

         4.       This Agreement  shall be construed in accordance  with the  substantive  laws of the State of New
York,  without  regard  to  conflicts  of  laws  principles  thereof.  The  Fund  and  BNY  hereby  consent  to the jurisdiction  of a state or federal  court  situated  in New York City,  New York in  connection  with any  dispute arising  hereunder.  The Fund hereby  irrevocably  waives,  to the fullest extent  permitted by applicable law, any objection  which it may now or  hereafter  have to the  laying of venue of any such  proceeding  brought  in such a court and any claim that such  proceeding  brought in such a court has been brought in an inconvenient  forum.  The
Fund and BNY each hereby  irrevocably  waives any and all rights to trial by jury in any legal  proceeding  arising out of or relating to this Agreement.

         5.       The parties  hereto agree that in  performing  hereunder,  BNY is acting  solely on behalf of the
Fund and no  contractual  or service  relationship  shall be deemed to be  established  hereby  between BNY and any other person.

         6.       This  Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         7.       This Agreement  shall  terminate  simultaneously  with the  termination of the Custody  Agreement between the Fund and the  Custodian,  and may  otherwise be  terminated by either party giving to the other party a notice in writing  specifying  the date of such  termination,  which  shall be not less than ninety (90) days after the date of such notice.

         8.       In  consideration  of the  services  provided  by BNY  hereunder,  the Fund shall pay to BNY such compensation and out-of-pocket expenses as may be agreed upon from time to time.

         9.       For each Fund organized as a  Massachusetts  trust, a copy of its Declaration of Trust is on file with the  Secretary of the  Commonwealth  of  Massachusetts.  Notice is hereby given that each such  instrument  is executed  on  behalf of the  trustees  of each such Fund and not  individually,  and that the  obligations  of this
Agreement  are not binding  upon any of the  trustees or  shareholders  individually  but are binding only upon the respective  Fund. The parties  expressly  agree that BNY and its assignees and affiliates  shall look solely to the respective Fund's assets and property with respect to enforcement of any claim.

         IN WITNESS  WHEREOF,  the Fund and BNY have caused  this  Agreement  to be  executed  by their  respective officers, thereunto duly authorized, as of this date first above written.

                                                              /s/ Andrew J. Donohue, Secretary
                                                              --------------------------------
                                                              on behalf of each Fund identified on
                                                              Appendix A attached hereto individually and
                                                              severally, and not jointly and severally

                                                              THE BANK OF NEW YORK

                                                              By: ___/s/ Edward McGann
                                                                  --------------------

                                                              Title: Vice President

Custody/Foreign Custody Manager Agreement BNY 2001 April 3

                                                    Appendix A
                                                    ----------

Bond Fund Series - Oppenheimer Convertible Securities Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Champion Income Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Europe Fund
Oppenheimer Global Fund
Oppenheimer Global Growth & Income Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer High Yield Fund
Oppenheimer Integrity Funds (consisting of the following series:)
         Oppenheimer Bond Fund
Oppenheimer International Bond Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Large Cap Growth Fund
Oppenheimer Main Street Growth Funds, Inc.(R)(as the following series:)
         Oppenheimer Main Street Growth & Income Fund
Oppenheimer Main Street Opportunity Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer MidCap Fund
Oppenheimer Multiple Strategies Fund
Oppenheimer Multi-Sector Income Trust
Oppenheimer Real Asset Fund
Oppenheimer Select Managers (as to the following series:)
         Mercury Advisors S&P 500 Index Fund
         Mercury Advisors Focus Growth Fund
         QM Active Balanced Fund
         Jennison Growth Fund
         Salomon Brothers Capital Fund
         Gartmore Millennium Growth Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Series Fund, Inc. (as to the following 2 series:)
         Oppenheimer Disciplined Allocation Fund
         Oppenheimer Disciplined Value Fund
Oppenheimer Strategic Income Fund
Oppenheimer Total Return Fund, Inc.
Oppenheimer Trinity Core Fund
Oppenheimer Trinity Growth Fund
Oppenheimer Trinity Value Fund
Oppenheimer Variable Account Funds (as to the following 10 series:)
         Oppenheimer Aggressive Growth Fund
         Oppenheimer Bond Fund
         Oppenheimer Capital Appreciation Fund
         Oppenheimer Global Securities Fund
         Oppenheimer High Income Fund
         Oppenheimer Main Street Growth & Income Fund
         Oppenheimer Money Fund
         Oppenheimer Multiple Strategies Fund
         Oppenheimer Small Cap Growth Fund
         Oppenheimer Strategic Bond Fund
Panorama Series Fund, Inc. (as to the following 7 series:)
         Government Securities Portfolio
         Total Return Portfolio
         Growth Portfolio
         Oppenheimer International Growth Fund/VA
         LifeSpan Capital Appreciation Portfolio
         LifeSpan Balanced Portfolio
         LifeSpan Diversified Income Portfolio

                                         FOREIGN CUSTODY MANAGER AGREEMENT
                                                     SCHEDULE 1

Argentina
Australia
Austria
Bahrain
Bangladesh
Belgium
Benin
Bermuda
Bolivia
Botswana
Brazil
Bulgaria
Burkina Faso
Canada
Chile
China
Columbia
Costa Rica
Croatia
Cyprus
Czech Republic
Denmark
Easdaq
Ecuador
Egypt
Estonia
Euromarket (Cedel)
Finland
France
Germany
Ghana
Greece
Guinea Bissau
Hong Kong
Hungary
India
Indonesia
Ireland
Iseland
Israel
Italy
Ivory Coast
Jamaica
Japan
Jordan
Kazakhstan
Kenya
Korea
Latvia
Lebanon
Lithuania
Luxembourg
Malaysia
Mali
Malta
Mauritius
Mexico
Morocco
Namibia
Netherlands
New Zealand
Niger
Nigeria
Norway
Oman
Pakistan
      Palestinian Autonomous Area
         Panama
Peru
Philippines
Poland
Portugal
Qatar
Romania
Russia
Senegal
Singapore
Slovak Republic
Slovenia
South Africa
South Korea
Spain
Sri Lanka
Swaziland
Sweden
Switzerland
Taiwan
Thailand
Togo
Trinidad & Tobago
Tunisia
Turkey
Ukraine
United Kingdom
United States
Uruguay
Venezuela
Zambia
Zimbabwe

FOREIGN.WPD